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                                                                 EXHIBIT 10(f)

                          AMENDMENT TO LOAN AGREEMENT

        This Amendment to Loan Agreement dated as of this 27th day of March, 1996, by and among Bank One Columbus, NA (hereafter referred to as "Bank One") and Danninger Medical Technology, Inc., Cross Medical Products, Inc., and Recovery Services, Inc., Corporation organized and existing under the laws of the State of Delaware, (hereafter collectively referred to as "Borrower").

                                  WITNESSETH:

        THAT WHEREAS, Bank One and Borrower are parties to a Loan Agreement dated June 26, 1995, (hereafter referred to as the "Agreement"); and

        WHEREAS, all parties hereto desire to provide for certain amendments to and modifications of the existing Agreement;

        NOW THEREFORE, in consideration of the foregoing the parties hereto agree that the Agreement be amended and modified effective as of January 1, 1996 as follows:

        1.  Amend Section 6.2 of the Agreement as follows:

        6.2 Borrower agrees to maintain a ratio of Debt to Tangible Net Worth of not more than 2.5 to 1.0.

        2.  Amend Section 6.4 of the Agreement as follows:

        6.4 Borrower agrees to maintain a Cash Flow Ratio (net income before interest, taxes, depreciation, amortization, plus (or minus) the change in the allowances for doubtful accounts and inventory from quarter to quarter divided by interest and current maturities of long term debt) of not less than 1.0 to
1.0 as of March 31, 1996 and June 30, 1996; 1.5 to 1.0 as of September 30, 1996; and 2.0 to 1.0 as of December 31, 1996 and thereafter, said ratio calculated on a rolling four quarter basis.

        3. The Borrower and each of the undersigned guarantors authorize(s) any Attorney-at-Law to appear for the Borrower and each of the undersigned guarantors in action on the Note, at a time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Borrower and each of the undersigned guarantors, and to confess judgment in favor of the legal holder of the Note against the Borrower and each of the undersigned guarantors, for the amount that may be due, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment rendered.

        4. As modified and amended by this Amendment to Loan Agreement, the original Agreement is in all respects reinstated, ratified and confirmed by the parties hereto and the Agreement and this Amendment to Loan Agreement shall be read, taken and construed as one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to Loan Agreement to be executed on the day and year first above written.

        WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE, ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Danninger Medical Technology, Inc.


By:  /s/ JOSEPH A. MUSSEY
    ------------------------------
     Joseph A. Mussey, President

Cross Medical Products, Inc.

By: /s/ JOSEPH A. MUSSEY
   ------------------------------
     Joseph A. Mussey, President

Recovery Services, Inc.

By: /s/ JOSEPH A. MUSSEY
   ------------------------------
     Joseph A. Mussey, President

Agreed and Acknowledged by:                   Bank One, Columbus, N.A.

                                              By: /s/ JEFF JOHNS
                                                  -------------------------

                                              Title: Vice President
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